SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam OTC Emerging Growth Fund -- Class A Shares
Fiscal period ending: July 31, 1995

TOTAL RETURN

Formula  --  Average Annual Total Return:  ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years

P   =  Initial Investment        $1,000
$1,000 $1,000

ERV =  Ending Redeemable Value   $1,426
$2,316 $4,893
T   =  Average Annual
       Total Return              42.61%    18.29%       17.21%
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            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam OTC Emerging Growth Fund -- Class B Shares
Fiscal period ending:  July 31, 1995
Inception date (if less than 10 years of performance): July 15,
1993


TOTAL RETURN

Formula  --  Average Annual Total Return:    ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year      5 Years   10 Years*

P   =  Initial Investment        $1,000      N/A       $1,000

ERV =  Ending Redeemable Value   $1,451      N/A       $1,519

T   =  Average Annual
       Total Return              45.13%      N/A       22.75%*

                   *Life of fund, if less than 10 years

            SCHEDULES FOR COMPUTATION OF PERFORMANCE QUOTATIONS

Fund name:  Putnam OTC Emerging Growth Fund -- Class M Shares
Fiscal period ending:  July 31, 1995
Inception date (if less than 10 years of performance):  December
1, 1994


TOTAL RETURN

Formula  --  Cumulative Total Return:      ERV = P(1+T)^n

n   =  Number of Time Periods    1 Year    5 Years      10 Years*

P   =  Initial Investment        N/A       N/A          $1,000


ERV =  Ending Redeemable Value   N/A       N/A          $1,330

T   =  Cumulative Total Return   N/A       N/A          33.00%*

                   *Life of fund, if less than 10 years